Exhibit 99.1

CareTrust REIT Announces Third Quarter 2022 Operating Results

Conference Call Scheduled for Wednesday, November 9, 2022 at 1:00 pm ET
SAN CLEMENTE, Calif., November 8, 2022 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) today reported operating results for the quarter ended September 30, 2022, as well as other recent events.
For the quarter, CareTrust REIT reported:
•93.4% of contractual rents collected;
•Net income of $0.7 million and net income per share of $0.01;
•Normalized FFO of $36.1 million and normalized FFO per share of $0.37;
•Normalized FAD of $38.0 million and normalized FAD per share of $0.39; and
•A quarterly dividend of $0.275 per share, representing a payout ratio of approximately 71% on normalized FAD.

Operating Environment

CareTrust’s President and Chief Executive Officer, Dave Sedgwick, discussed the business environment and the Company's Q3 results. “Healthcare has traditionally been a hedge against downturns. Recessionary pressures, historically, have provided a net-benefit for our operators as demand and pricing for their services is unchanged while tight labor markets tend to loosen. Today, the tight debt market is also causing sellers to prioritize transactional partners like us who present more certainty to close,” Mr. Sedgwick said. Turning to the quarter, Mr. Sedgwick said, “Given the macroeconomic conditions, we are pleased to report both stable portfolio lease coverage and significant progress on the portfolio optimization plan for the year with the sale of the Trio skilled nursing portfolio in September.”

Key Metrics and Operator Conference

Looking at the quarter, Mr. Sedgwick commented on rent and occupancy data. He said, “We collected approximately 93% of contractual rents, including cash deposits, in the quarter.” He added that average quarterly occupancy for skilled nursing operators grew by 0.7%, or 53 basis points, over Q2. And, for seniors housing, occupancy grew 1.7%, or 131 basis points. “All things considered, Q3 was a good quarter for us and Q4 started off much the same,” Mr. Sedgwick said.

The Company recently hosted its Operator Conference to facilitate best practice sharing and operating expertise. Commenting on the conference, Mr. Sedgwick said, “I had a few major takeaways from the conference. First, we have chosen to support some of the most elite operators in the country. Second, we are deeply grateful for the leadership, sacrifices, and difference our operators are making in the communities they serve. And third, assuming the deals that cross our desk are actionable, we are poised to expand existing relationships and to back new operators next year.”

Portfolio

James Callister, Executive Vice President, provided an update on the portfolio optimization work this year. “We are pleased to report progress on this year’s portfolio repositioning plan with the sale of the Trio skilled nursing portfolio for $52 million,” he said. He noted that the Company’s seniors housing properties held for sale continue to make progress towards either disposition or re-tenanting.

With regards to new investments, during the quarter, the Company funded a $22.3 million B-piece secured financing on a 5-asset skilled nursing portfolio located in California. The portfolio includes approximately 600 skilled nursing beds.

The Company also funded a $24.9 million B-piece secured financing on a 4-asset skilled nursing portfolio located in the Southeast. The portfolio includes approximately 700 skilled nursing beds. “This debt investment provided an opportunity to forge a new relationship with a Southeast operator with whom we expect to grow through asset acquisitions in the future,” Mr. Callister said.

Pipeline

The Company’s Chief Investment Officer, Mark Lamb, commented on the current market for acquisitions and the Company’s pipeline. He said, “The rising cost of debt is impacting many potential buyers and we’re seeing sellers and brokers prioritize certainty more than ever before. We believe this to be a primary driver for the increase in deals crossing our desk.” Mr. Lamb continued, “As usual, sellers' pricing expectations haven’t moved as quickly as buyers’ and we are in a window of price discovery today. We are open for business heading into 2023 and are working with current and future operators to continue our history of disciplined growth.”

Financial Results for Quarter Ended September 30, 2022

Chief Financial Officer, Bill Wagner, reported that, for the third quarter, CareTrust reported net income of $0.7 million, or $0.01 per diluted weighted-average common share, normalized FFO of $36.1 million, or $0.37 per diluted weighted-average common share, and normalized FAD of $38.0 million, or $0.39 per diluted weighted-average common share.

Liquidity

As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 4.2x, which is within the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 30.6%. Mr. Wagner stated that as of today, the Company had approximately $195 million outstanding on its $600 million revolving credit line, with no scheduled debt maturities prior to 2024. He also disclosed that CareTrust currently has approximately $19 million in cash on hand. He further noted that the Company currently has approximately $476.5 million in available authorization remaining on its at-the-market equity program. "With substantial availability on our revolver, and equity markets readily accessible to us at present, we continue to have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Dividend Maintained

During the quarter, CareTrust declared a quarterly dividend of $0.275 per common share. On an annualized basis, the payout ratio was approximately 74% based on third quarter 2022 normalized FFO, and 71% based on normalized FAD.

Conference Call

A conference call will be held on Wednesday, November 9, 2022, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss third quarter 2022 results, recent developments and other matters. The toll-free dial-in number is 1 (888) 510-2379 or toll dial-in number is 1 (646) 960-0691 and the conference ID number is 6808360. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. This call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including plans to sell, re-tenant or repurpose selected Company assets, the Company's planned expansion into behavioral health properties and acquisition plans; growth prospects; operating and financial performance; expectations regarding the making of distributions and payment of dividends; and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the impact of possible additional surges of COVID-19 infections or the risk of other pandemics, epidemics or infectious disease outbreaks, measures taken to prevent the spread of such outbreaks and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (iv) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (v) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (vi) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vii) the ability to generate sufficient cash flows to service our outstanding indebtedness; (viii) access to debt and equity capital markets; (ix) fluctuating interest rates; (x) the ability to retain our key management personnel; (xi) the ability to maintain our status as a real estate investment trust (“REIT”); (xii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xiii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiv) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2021, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended September 30, 2022 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Rental income	$47,018	$48,087	$139,831	$141,077
Interest and other income	3,275	518	4,491	1,537
Total revenues	50,293	48,605	144,322	142,614
Expenses:
Depreciation and amortization	12,256	13,968	38,390	41,284
Interest expense	8,355	5,692	20,400	17,988
Property taxes	691	1,004	3,365	2,466
Impairment of real estate investments	12,322	—	73,706	—
Provision for loan losses, net	—	—	3,844	—
Property operating expenses	3,808	—	4,344	—
General and administrative	5,159	5,196	15,352	16,136
Total expenses	42,591	25,860	159,401	77,874
Other loss:
Loss on extinguishment of debt	—	(10,827)	—	(10,827)
Loss on sale of real estate, net	(2,287)	—	(2,101)	(192)
Unrealized loss on other real estate related investments	(4,706)	—	(4,706)	—
Total other loss	(6,993)	(10,827)	(6,807)	(11,019)
Net income (loss)	$709	$11,918	$(21,886)	$53,721

Earnings (loss) per common share:
Basic	$0.01	$0.12	$(0.23)	$0.56
Diluted	$0.01	$0.12	$(0.23)	$0.56

Weighted-average number of common shares:
Basic	96,605	96,297	96,527	95,922
Diluted	96,625	96,297	96,527	95,937

Dividends declared per common share	$0.275	$0.265	$0.825	$0.795

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income (loss)	$709	$11,918	$(21,886)	$53,721
Depreciation and amortization	12,256	13,968	38,390	41,284
Interest expense	8,355	5,692	20,400	17,988
Amortization of stock-based compensation	1,380	1,802	4,295	5,197
EBITDA	22,700	33,380	41,199	118,190
Impairment of real estate investments	12,322	—	73,706	—
Provision for loan losses, net	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	—	—	977	—
Lease termination revenue	—	—	—	(63)
Property operating expenses	3,821	—	5,683	—
Loss on sale of real estate, net	2,287	—	2,101	192
Loss on extinguishment of debt	—	10,827	—	10,827
Unrealized loss on other real estate related investments	4,706	—	4,706	—
Normalized EBITDA	$45,836	$44,207	$132,216	$129,146

Net income (loss)	$709	$11,918	$(21,886)	$53,721
Real estate related depreciation and amortization	12,251	13,964	38,375	41,267
Impairment of real estate investments	12,322	—	73,706	—
Loss on sale of real estate, net	2,287	—	2,101	192
Funds from Operations (FFO)	27,569	25,882	92,296	95,180
Effect of the senior unsecured notes payable redemption	—	—	—	642
Provision for loan losses, net	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	—	—	977	—
Lease termination revenue	—	—	—	(63)
Property operating expenses	3,821	—	5,683	—
Loss on extinguishment of debt	—	10,827	—	10,827
Unrealized loss on other real estate related investments	4,706	—	4,706	—
Normalized FFO	$36,096	$36,709	$107,506	$106,586

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income (loss)	$709	$11,918	$(21,886)	$53,721
Real estate related depreciation and amortization	12,251	13,964	38,375	41,267
Amortization of deferred financing fees	520	519	1,560	1,501
Amortization of stock-based compensation	1,380	1,802	4,295	5,197
Straight-line rental income	(3)	(6)	(14)	(26)
Impairment of real estate investments	12,322	—	73,706	—
Loss on sale of real estate, net	2,287	—	2,101	192
Funds Available for Distribution (FAD)	29,466	28,197	98,137	101,852
Effect of the senior unsecured notes payable redemption	—	—	—	642
Provision for loan losses, net	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	—	—	977	—
Lease termination revenue	—	—	—	(63)
Property operating expenses	3,821	—	5,683	—
Loss on extinguishment of debt	—	10,827	—	10,827
Unrealized loss on other real estate related investments	4,706	—	4,706	—
Normalized FAD	$37,993	$39,024	$113,347	$113,258

FFO per share	$0.28	$0.27	$0.95	$0.99
Normalized FFO per share	$0.37	$0.38	$1.11	$1.11

FAD per share	$0.30	$0.29	$1.01	$1.06
Normalized FAD per share	$0.39	$0.40	$1.17	$1.18

Diluted weighted average shares outstanding [1]	96,752	96,592	96,709	96,196

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Revenues:
Rental income	$48,087	$49,118	$46,007	$46,806	$47,018
Interest and other income	518	619	469	747	3,275
Total revenues	48,605	49,737	46,476	47,553	50,293
Expenses:
Depreciation and amortization	13,968	14,056	13,575	12,559	12,256
Interest expense	5,692	5,689	5,742	6,303	8,355
Property taxes	1,004	1,108	1,420	1,254	691
Impairment of real estate investments	—	—	59,683	1,701	12,322
Provision for loan losses, net	—	—	3,844	—	—
Property operating expenses	—	—	447	89	3,808
General and administrative	5,196	10,738	5,215	4,978	5,159
Total expenses	25,860	31,591	89,926	26,884	42,591
Other (loss) income:
Loss on extinguishment of debt	(10,827)	—	—	—	—
Gain (loss) on sale of real estate	—	115	186	—	(2,287)
Unrealized loss on other real estate related investments	—	—	—	—	(4,706)
Total other (loss) income	(10,827)	115	186	—	(6,993)
Net income (loss)	$11,918	$18,261	$(43,264)	$20,669	$709

Diluted earnings (loss) per share	$0.12	$0.19	$(0.45)	$0.21	$0.01

Diluted weighted average shares outstanding	96,297	96,552	96,410	96,598	96,625

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022

Net income (loss)	$11,918	$18,261	$(43,264)	$20,669	$709
Depreciation and amortization	13,968	14,056	13,575	12,559	12,256
Interest expense	5,692	5,689	5,742	6,303	8,355
Amortization of stock-based compensation	1,802	5,635	1,521	1,394	1,380
EBITDA	33,380	43,641	(22,426)	40,925	22,700
Impairment of real estate investments	—	—	59,683	1,701	12,322
Provision for loan losses, net	—	—	3,844	—	—
Provision for doubtful accounts and lease restructuring	—	—	977	—	—
Property operating expenses	—	8	1,231	631	3,821
(Gain) loss on sale of real estate	—	(115)	(186)	—	2,287
Non-routine transaction costs	—	1,418	—	—	—
Loss on extinguishment of debt	10,827	—	—	—	—
Unrealized loss on other real estate related investments	—	—	—	—	4,706
Normalized EBITDA	$44,207	$44,952	$43,123	$43,257	$45,836

Net income (loss)	$11,918	$18,261	$(43,264)	$20,669	$709
Real estate related depreciation and amortization	13,964	14,051	13,571	12,553	12,251
Impairment of real estate investments	—	—	59,683	1,701	12,322
(Gain) loss on sale of real estate	—	(115)	(186)	—	2,287
Funds from Operations (FFO)	25,882	32,197	29,804	34,923	27,569
Provision for loan losses, net	—	—	3,844	—	—
Provision for doubtful accounts and lease restructuring	—	—	977	—	—
Property operating expenses	—	8	1,231	631	3,821
Accelerated amortization of stock-based compensation	—	3,696	—	—	—
Non-routine transaction costs	—	1,418	—	—	—
Loss on extinguishment of debt	10,827	—	—	—	—
Unrealized loss on other real estate related investments	—	—	—	—	4,706
Normalized FFO	$36,709	$37,319	$35,856	$35,554	$36,096

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022

Net income (loss)	$11,918	$18,261	$(43,264)	$20,669	$709
Real estate related depreciation and amortization	13,964	14,051	13,571	12,553	12,251
Amortization of deferred financing fees	519	521	520	520	520
Amortization of stock-based compensation	1,802	5,635	1,521	1,394	1,380
Straight-line rental income	(6)	(6)	(6)	(5)	(3)
Impairment of real estate investments	—	—	59,683	1,701	12,322
(Gain) loss on sale of real estate	—	(115)	(186)	—	2,287
Funds Available for Distribution (FAD)	28,197	38,347	31,839	36,832	29,466
Provision for loan losses, net	—	—	3,844	—	—
Provision for doubtful accounts and lease restructuring	—	—	977	—	—
Property operating expenses	—	8	1,231	631	3,821
Non-routine transaction costs	—	1,418	—	—	—
Loss on extinguishment of debt	10,827	—	—	—	—
Unrealized loss on other real estate related investments	—	—	—	—	4,706
Normalized FAD	$39,024	$39,773	$37,891	$37,463	$37,993

FFO per share	$0.27	$0.33	$0.31	$0.36	$0.28
Normalized FFO per share	$0.38	$0.39	$0.37	$0.37	$0.37

FAD per share	$0.29	$0.40	$0.33	$0.38	$0.30
Normalized FAD per share	$0.40	$0.41	$0.39	$0.39	$0.39

Diluted weighted average shares outstanding [1]	96,592	96,646	96,701	96,672	96,752

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	September 30, 2022	December 31, 2021
Assets:
Real estate investments, net	$1,384,166	$1,589,971
Other real estate related investments, at fair value (including accrued interest of $1,218 as of September 30, 2022 and $155 as of December 31, 2021)	158,662	15,155
Assets held for sale, net	77,708	4,835
Cash and cash equivalents	4,861	19,895
Accounts and other receivables	808	2,418
Prepaid expenses and other assets, net	19,046	7,512
Deferred financing costs, net	327	1,062
Total assets	$1,645,578	$1,640,848

Liabilities and Equity:
Senior unsecured notes payable, net	$394,928	$394,262
Senior unsecured term loan, net	199,295	199,136
Unsecured revolving credit facility	180,000	80,000
Accounts payable, accrued liabilities and deferred rent liabilities	30,851	25,408
Dividends payable	26,827	26,285
Total liabilities	831,901	725,091

Equity:
Common stock	966	963
Additional paid-in capital	1,196,662	1,196,839
Cumulative distributions in excess of earnings	(383,951)	(282,045)
Total equity	813,677	915,757
Total liabilities and equity	$1,645,578	$1,640,848

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(21,886)	$53,721
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	38,437	41,328
Amortization of deferred financing costs	1,560	1,531
Loss on extinguishment of debt	—	10,827
Unrealized loss on other real estate related investments	4,706	—
Amortization of stock-based compensation	4,295	5,197
Straight-line rental income	(14)	(26)
Adjustment for collectibility of rental income	977	—
Noncash interest income	(1,063)	—
Loss on sale of real estate, net	2,101	192
Impairment of real estate investments	73,706	—
Provision for loan losses, net	3,844	—
Change in operating assets and liabilities:
Accounts and other receivables	648	(1,775)
Prepaid expenses and other assets, net	(2,082)	(20)
Accounts payable, accrued liabilities and deferred rent liabilities	5,443	7,388
Net cash provided by operating activities	110,672	118,363
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(21,915)	(180,323)
Purchases of equipment, furniture and fixtures and improvements to real estate	(5,475)	(4,826)
Investment in real estate related investments and other loans receivable	(149,650)	(700)
Principal payments received on other loans receivable	1,166	172
Escrow deposits for potential acquisitions of real estate	—	(3,100)
Net proceeds from sales of real estate	34,115	6,814
Net cash used in investing activities	(141,759)	(181,963)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	—	22,946
Proceeds from the issuance of senior unsecured notes payable	—	400,000
Borrowings under unsecured revolving credit facility	145,000	220,000
Payments on senior unsecured notes payable	—	(300,000)
Payments on unsecured revolving credit facility	(45,000)	(190,000)
Payments on debt extinguishment and deferred financing costs	—	(14,070)
Net-settle adjustment on restricted stock	(4,469)	(1,331)
Dividends paid on common stock	(79,478)	(75,148)
Net cash provided by financing activities	16,053	62,397
Net decrease in cash and cash equivalents	(15,034)	(1,203)
Cash and cash equivalents as of the beginning of period	19,895	18,919
Cash and cash equivalents as of the end of period	$4,861	$17,716

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					September 30, 2022
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	51.3%	$(5,072)		$394,928
Floating Rate Debt

Senior unsecured term loan	4.715%	[1]	2026		200,000	25.6%	(705)		199,295
Unsecured revolving credit facility	4.261%	[2]	2024	[3]	180,000	23.1%	—	[4]	180,000
	4.500%				380,000	48.7%	(705)		379,295

Total Debt	4.179%				$780,000	100.0%	$(5,777)		$774,223

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, unrealized loss on other real estate related investments and provision for doubtful accounts and lease restructuring, as applicable. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate related depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, unrealized loss on other real estate related investments, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate related depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.